PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

CORE SCIENTIFIC, INC.
838 WALKER ROAD, SUITE 21-2105
DOVER, DELAWARE 19904

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 PM ET on [ ]. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CORZ2025SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 PM ET on [ ]. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, in each case so that the proxy card is received before [ ].

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V78735-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS WHITE PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CORE SCIENTIFIC, INC.

The Board of Directors of Core Scientific, Inc. recommends you vote FOR proposals 1 and 2:	**For**	**Against**	**Abstain**
1. To adopt the Agreement and Plan of Merger, dated as of July 7, 2025, as it may be amended from time to time, by and among Core Scientific, Inc., CoreWeave, Inc. and Miami Merger Sub I, Inc. (the "Merger Agreement").	☐	☐	☐
2. To approve, on an advisory (nonbinding) basis, the compensation that may be paid or become payable to the named executive officers of Core Scientific, Inc. that is based on or otherwise related to the Merger Agreement and the transactions contemplated by the Merger Agreement.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

V78736-TBD

WHITE PROXY
CORE SCIENTIFIC, INC.
Special Meeting of Stockholders
[ ]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CORE SCIENTIFIC, INC.

The undersigned stockholder of CORE SCIENTIFIC, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated [ ], and, revoking all prior proxies, hereby appoints Adam Sullivan and Todd DuChene, and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of CORE SCIENTIFIC, INC. to be held on [ ] at [ ] ET, at www.virtualshareholdermeeting.com/CORZ2025SM, and at any adjournment or postponement thereof, and to vote all shares of Core Scientific, Inc. common stock which the undersigned would be entitled to vote at the Special Meeting if then and there personally present, on the matters set forth on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors of Core Scientific, Inc. The Board of Directors of Core Scientific, Inc. recommends that you vote FOR proposals 1 and 2. If any other matters properly come before the meeting, and any adjournment or postponement thereof, the persons named in the proxy will vote in their discretion on such matters.

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

IMPORTANT: PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THIS WHITE PROXY CARD USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

Continued, and must be signed and dated on the other side